                                                                    Exhibit 23.3
                                                                    ------------

                        CONSENT OF INDEPENDENT AUDITORS


Allied Environmental Services, Inc. and Affiliates
Merrick, New York

We hereby consent to the incorporation by reference in this Amendment No. 1 to Registration Statement on Form S-4 and related Prospectus of Eastern Environmental Services, Inc., of our reports relating to the combined financial statements of Allied Environmental Services, Inc. and affiliates dated October 12, 1995 (except Notes 1 and 7 which are June 25, 1996) for the five month period ended November 30, 1994 and seven month period ended June 30, 1995 and November 12, 1996 for the year ended June 30, 1996, included in Eastern Environmental Services, Inc.'s Form 8-K dated July 2, 1996 (as amended on Form 8-K/A dated September 16, 1996, May 13, 1997, June 6, 1997 and July 10, 1997).

We also consent to the reference to us under the caption "Experts" in the Prospectus constituting a part of this Registration Statement on Form S-4.



                                         /s/ BDO Seidman, LLP
                                         --------------------

                                         BDO SEIDMAN, LLP

Philadelphia, Pennsylvania

February 25, 1998